Exhibit 5.1

August 14, 2023

Falcon’s Beyond Global, Inc.
6996 Piazza Grande Avenue, Suite 301

Orlando, FL 32835

Ladies and Gentlemen:

We have acted as New York counsel to Falcon’s Beyond Global, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (as amended, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), including the proxy statement/prospectus forming a part thereof, relating to the issuance by the Company of (i) up to 27,600,293 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company, consisting of (a) 13,832,011 shares of Class A Common Stock issuable to the public shareholders of FAST Acquisition Corp. II, a Delaware corporation (“FAST II”), and FAST Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), pursuant to the Merger Agreement (as defined below) and in connection with the transactions contemplated thereby (the “Business Combination”), and to the holders of Company Units pursuant to Section 3.01(b)(v) of the Merger Agreement, (b) 3,675,231 shares of Class A Common Stock issuable upon conversion of the 8% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) of the Company (the “Conversion Shares”), (c) 3,165,412 shares of Class A Common Stock underlying the warrants (the “Public Warrants”) included as part of FAST II’s units (the “Public Warrant Common Shares”) sold in FAST II’s initial public offering (“IPO”) that are to be assumed by the Company in connection with the Business Combination, (d) 2,447,526 shares of Class A Common Stock underlying the private warrants (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) sold by FAST II (the “Private Warrant Common Shares” and, together with the Public Warrant Common Shares, the “Warrant Common Shares”) in a private placement in connection with FAST II’s IPO that are to be assumed by the Company in connection with the Business Combination, (e) 2,526,555 shares of Class A Common Stock (the “Public Warrant Conversion Shares”) issuable upon conversion of Public Warrant Preferred Shares (as defined below) and (f) 1,953,557 shares of Class A Common Stock (the “Private Warrant Conversion Shares” and, together with the Public Warrant Conversion Shares, the “Warrant Conversion Shares”) issuable upon conversion of the Private Warrant Preferred Shares (as defined below); (ii) up to 8,970,878 shares of Preferred Stock, consisting of (a) 4,042,755 shares of Preferred Stock issuable upon the exchange of shares of Fast II Class A common stock and certain debt of Falcon’s Beyond Global, LLC, a Florida limited liability company (“Falcon’s LLC”), (b) 2,779,211 shares of Preferred Stock underlying the Public Warrants (the “Public Warrant Preferred Shares”) and (c) 2,148,913 shares of Preferred Stock underlying the Private Warrants (the “Private Warrant Preferred Shares” and, together with the Public Warrant Preferred Shares, the “Warrant Preferred Shares”); and (iii) 9,856,247 Warrants being assumed by the Company pursuant to the terms of the Merger Agreement, consisting of (a) 5,558,422 Public Warrants and (b) 4,297,825 Private Warrants. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Amended and Restated Agreement and Plan of Merger, dated January 31, 2023, as amended June 15, 2023 and July 7, 2023 (the “Merger Agreement”), by and among FAST II, Falcon’s LLC, the Company and Palm Merger Sub, LLC (“Merger Sub”), filed as Exhibits 2.1, 2.2 and 2.3 to the Registration Statement;

(c)	the form of Amended and Restated Certificate of Incorporation of the Company to be effective upon the consummation of the Business Combination, filed as Exhibit 3.1 to the Registration Statement;

(d)	the form of Amended and Restated Bylaws of the Company to be effective upon the consummation of the Business Combination, filed as Exhibit 3.2 to the Registration Statement;

(e)	the Specimen Class A Common Stock Certificate of the Company to be effective upon the consummation of the Business Combination, filed as Exhibit 4.1 to the Registration Statement;

(f)	the form of Certificate of Designation of 8% Series A Cumulative Convertible Preferred Stock of the Company to be effective upon the consummation of the Business Combination (the “Certificate of Designation”), filed as Exhibit 4.2 to the Registration Statement;

(g)	the Warrant Agreement, dated as of March 15, 2021 (as it may be amended, the “Warrant Agreement”), between FAST II and Continental Stock Transfer & Trust Company (“Continental”), a New York limited purpose trust company, as warrant agent, filed as Exhibit 4.3 to the Registration Statement;

(h)	the Credit Agreement, dated December 30, 2021 (the “Credit Agreement”), by and between Falcon’s LLC and Infinite Acquisitions LLLP (formerly Katmandu Collections, LLLP), filed as Exhibit 10.23 to the Registration Statement;

(i)	the Amendment to the Credit Agreement, dated June 23, 2023 (the “Credit Agreement Amendment”), by and among Infinite Acquisitions, LLLP (formerly Katmandu Collections, LLLP), Falcon’s LLC and the Company, filed as Exhibit 10.24 to the Registration Statement;

(j)	the form of Exchange Agreement (the “Exchange Agreement”) by and between the holders of debt thereunder and the Company, filed as Exhibit 10.25 to the Registration Statement;

(k)	the form of Contribution Agreement (the “Contribution Agreement”) by and between Falcon’s LLC and the Company, filed as Exhibit 10.26 to the Registration Statement;

(l)	a copy of resolutions of the board of directors (the “Board”) of the Company dated July 11, 2022, and July 27, 2023;

(m)	a copy of resolutions of the Board of Falcon’s LLC dated July 11, 2022, and July 27, 2023;

(n)	a copy of resolutions of the Board of Merger Sub dated July 11, 2022, and July 27, 2023; and

(o)	a copy of a certificate, dated June 28, 2023, of the Delaware Secretary of State certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1.	Prior to the closing of the Business Combination: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the stockholder of the Company has approved, among other things, the Business Combination Agreement, the Business Combination, the Amended and Restated Certificate of Incorporation (including the Certificate of Designation) and Amended and Restated Bylaws; (iii) that all conditions precedent to the closing of the Business Combination have been satisfied or will have been satisfied or otherwise waived; and (iv) the transactions contemplated by the Merger Agreement, Exchange Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law.

2.	The Amended and Restated Bylaws, in the form attached as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the closing of the Business Combination;

3.	The other transactions contemplated by the Merger Agreement and Exchange Agreement to be consummated as part of, concurrent with or prior to the Business Combination will have been consummated;

4.	The Warrant Agreement, as amended, constitutes a valid and binding obligation of Continental, enforceable against Continental in accordance with its terms; and

5.	The Credit Agreement Amendment, the Exchange Agreement and the Contribution Agreement constitute valid and binding obligations of each party thereto other than the Company in accordance with their terms.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The shares of Class A Common Stock have been duly authorized and, when issued pursuant to and in the manner contemplated by the terms and conditions set forth in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and non-assessable.

2.	The shares of Preferred Stock have been duly authorized and, when issued pursuant to and in the manner contemplated by the terms and conditions set forth in the Registration Statement and, as applicable, the Merger Agreement and Exchange Agreement, will be validly issued, fully paid and non-assessable.

3.	The Conversion Shares have been duly authorized and, when issued upon conversion of the shares of Preferred Stock in accordance with the Certificate of Designation, will be validly issued, fully paid and non-assessable.

4.	Upon the assumption of the Warrants by the Company pursuant to the terms of the Merger Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

5.	The Warrant Common Shares have been duly authorized and, when delivered upon exercise of the Warrants, in accordance with the terms and conditions set forth in the Warrant Agreement, subject to the full payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

6.	The Warrant Preferred Shares have been duly authorized and, when delivered upon exercise of the Warrants, in accordance with the terms and conditions set forth in the Warrant Agreement, and when issued in the manner contemplated by the Certificate of Designation, subject to the full payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

7.	The Warrant Conversion Shares have been duly authorized and, when issued upon conversion of the Warrant Preferred Shares in accordance with the Certificate of Designation, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of shares of Common Stock, shares of Preferred Stock and Warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the shares of Class A Common Stock and shares of Preferred Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

JLR; JPR; MEA; MC; CK; BF; BM

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